                                                                   Exhibit 23(d)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 23, 2001, accompanying the consolidated financial statements of Community First Banking Company contained in Amendment No. 1 to the Form S-4 Registration Statement and the related Proxy Statement/Prospectus to be filed on or about October 29, 2001 by BB&T Corporation. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts."

                                                  /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
October 29, 2001